Exhibit 99.1

KULR Technology Group to Present on its Next-Gen Thermal Management Technologies at the 13th Annual LD Micro Main Event Conference on Tuesday, December 15, at 11:20 AM EST

SAN DIEGO (Dec. 07, 2020) – KULR Technology Group, Inc. (OTCQB: KULR) (the “Company” or “KULR”), a leading developer of next-generation thermal management technologies, will be presenting at the 13th annual LD Micro Main Event investor conference on Tuesday, December 15, 2020, at 11:20 a.m. EST / 8:20 a.m. PST. KULR’s Chief Executive Officer, Michael Mo, will provide an overview of the Company and an update on recent strategic developments to a live, virtual audience.

Register here for LD Micro Main Event: ve.mysequire.com

The Main Event will feature a new and unique format, with companies presenting for 10 minutes, followed by 10 minutes of Q&A by a panel of investors and analysts.

"The time has finally come to do something different in the virtual conference world. Let's see if we can pull off something that can be enjoyed by both executives and investors alike," stated Chris Lahiji, Founder of LD, now a wholly owned subsidiary of SRAX, Inc.

The Main Event will take place on December 14th and 15th, exclusively on the Sequire Virtual Events platform.

View KULR's profile here: https://www.ldmicro.com/profile/KULR

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About KULR Technology Group, Inc.

KULR Technology Group, Inc. (OTCQB: KULR) develops, manufactures and licenses next-generation carbon fiber thermal management technologies for batteries and electronic systems. Leveraging the company’s roots in developing breakthrough cooling solutions for NASA space missions and backed by a strong intellectual property portfolio, KULR enables leading aerospace, electronics, energy storage, 5G infrastructure, and electric vehicle manufacturers to make their products cooler, lighter and safer for the consumer. For more information, please visit www.kulrtechnology.com.

About LD Micro/SEQUIRE

LD Micro began in 2006 with the sole purpose of being an independent resource to the microcap world. What started as a newsletter highlighting unique companies, has transformed into the pre-eminent event platform in the space. For more information, please visit ldmicro.com.

The upcoming Main Event will be highlighting a new format that will benefit both executives and the investors tuning in from all over the globe.

In September 2020, LD Micro. Inc. was acquired by SRAX, Inc., a financial technology company that unlocks data and insights for publicly traded companies. Through its premier investor intelligence and communications platform, Sequire, companies can track their investors’ behaviors and trends and use those insights to engage current and potential investors across marketing channels. For more information on SRAX, visit srax.com and mysequire.com.

Safe Harbor Statement

This release does not constitute an offer to sell or a solicitation of offers to buy any securities of any entity. This release contains certain forward-looking statements based on our current expectations, forecasts and assumptions that involve risks and uncertainties. Forward-looking statements in this release are based on information available to us as of the date hereof. Our actual results may differ materially from those stated or implied in such forward-looking statements, due to risks and uncertainties associated with our business, which include the risk factors disclosed in our Form 10-K filed on May 14, 2020. Forward-looking statements include statements regarding our expectations, beliefs, intentions or strategies regarding the future and can be identified by forward-looking words such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "should," and "would" or similar words. All forecasts are provided by management in this release are based on information available at this time and management expects that internal projections and expectations may change over time. In addition, the forecasts are entirely on management’s best estimate of our future financial performance given our current contracts, current backlog of opportunities and conversations with new and existing customers about our products and services. We assume no obligation to update the information included in this press release, whether as a result of new information, future events or otherwise.

Media Contact:
Derek Newton
Head, Media Relations
Main: (786) 499-8998
derek.newton@kulrtechnology.com

Investor Relations:
KULR Technology Group, Inc.
Main: (888) 367-5559
ir@kulrtechnology.com